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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194465

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Offered	Maximum Aggregate Offering Price	Registration Fee(1)

2.700% Senior Notes due 2019	$400,000,000	$51,520

4.400% Senior Notes due 2024	$450,000,000	$57,960

5.600% Senior Notes due 2044	$350,000,000	$45,080

Total	$1,200,000,000	$154,560

(1)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-194465) filed by EnLink Midstream Partners, LP with the Securities and Exchange Commission on March 10, 2014.

P R O S P E C T U S    S U P P L E M E N T
(To Prospectus dated March 10, 2014)

$1,200,000,000

EnLink Midstream Partners, LP

$400,000,000 2.700% Senior Notes due 2019
$450,000,000 4.400% Senior Notes due 2024
$350,000,000 5.600% Senior Notes due 2044

          We are offering $400,000,000 aggregate principal amount of our 2.700% Senior Notes due 2019, or the 2019 notes, $450,000,000 aggregate principal amount of our 4.400% Senior Notes due 2024, or the 2024 notes, and $350,000,000 aggregate principal amount of our 5.600% Senior Notes due 2044, or the 2044 notes. We refer to the 2019 notes, the 2024 notes and the 2044 notes, collectively, as the notes.

          Interest on the notes will accrue from March 19, 2014 and will be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2014. The 2019 notes will mature on April 1, 2019, the 2024 notes will mature on April 1, 2024 and the 2044 notes will mature on April 1, 2044. We may redeem some or all of the notes of each series at our option at any time and from time to time prior to their maturity at the applicable redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest. Please read the section entitled "Description of Notes—Optional Redemption."

          The notes will be our unsecured senior obligations. If we default, your right to payment under the notes will rank equally with the right to payment of the holders of our other current and future unsecured senior debt, including our existing senior notes and borrowings under our revolving credit facility, and senior in right of payment to all of our current and future subordinated debt. The notes will not initially be guaranteed by our subsidiaries.

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2019 Note	Total 2019 Notes	Per 2024 Note	Total 2024 Notes	Per 2044 Note	Total 2044 Notes
Public Offering Price	99.850%	$399,400,000	99.830%	$449,235,000	99.925%	$349,737,500
Underwriting Discounts	0.600%	$2,400,000	0.650%	$2,925,000	0.875%	$3,062,500
Proceeds to EnLink Midstream Partners, LP (before expenses)	99.250%	$397,000,000	99.180%	$446,310,000	99.050%	$346,675,000

          Interest on the notes will accrue from March 19, 2014 to the date of delivery.

          The underwriters expect to deliver the notes to purchasers on or about March 19, 2014 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup		RBC Capital Markets
BBVA	BMO Capital Markets	Comerica Securities	J.P. Morgan
Mitsubishi UFJ Securities	RBS	US Bancorp	Wells Fargo Securities

Senior Co-Managers

Barclays	Credit Suisse	Deutsche Bank Securities	Goldman, Sachs & Co.
Morgan Stanley	PNC Capital Markets LLC		UBS Investment Bank

Junior Co-Managers

Credit Agricole CIB	Fifth Third Securities	Huntington Investment Company	Raymond James
Regions Securities LLC	Scotiabank	SMBC Nikko	SunTrust Robinson Humphrey

March 12, 2014

Prospectus Supplement

Base Prospectus

        We expect that delivery of the notes will be made to investors on or about March 19, 2014, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

S-i

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes. The second part is the accompanying base prospectus, which describes certain terms of the indenture under which the notes will be issued and gives more general information, some of which may not apply to this offering of notes. Generally, when we refer only to the "prospectus," we are referring to both parts combined. If the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of notes. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the underwriters are offering to sell the notes, and seeking offers to buy the notes, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus supplement and the documents we incorporate by reference herein contain "forward-looking" statements. All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. You can typically identify forward-looking statements by the use of forward-looking words, such as "forecast," "may," "believe," "will," "should," "plan," "predict," "anticipate," "intend," "estimate," "expect" and other similar words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference.

        These forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Known material risks and uncertainties include the risks set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Current Report on Form 8-K dated March 7, 2014, as well as the following risks and uncertainties:

  •
  we are dependent on Devon Energy Corporation ("Devon") for a substantial portion of the natural gas that we gather, process and transport;

S-ii

  •
  because we are substantially dependent on Devon as our primary customer and because of Devon's indirect control of our general partner, any development that materially and adversely affects Devon's operations, financial condition or market reputation could have a material and adverse impact on us;

  •
  due to our lack of asset diversification, adverse developments in our gathering, transmission, processing, crude oil, condensate, NGLs services businesses would adversely affect our financial health;

  •
  a significant portion of our operations are located in the Barnett Shale, making us vulnerable to risks associated with having revenue-producing operations concentrated in a limited number of geographic areas;

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  the amount of hydrocarbons transported in our gathering and transmission lines or those that we otherwise service may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets;

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  the level of our processing and fractionation operations, fractionation, crude oil handling and brine disposal operations may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets;

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  our profitability is dependent upon prices and market demand for natural gas, NGLs, condensate and crude oil;

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  we may experience construction risks in our major development projects, including significant delays, a lack of oil, natural gas or NGL supplies and cost over-runs;

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  we may not be able to obtain new capital to fund our acquisition and growth strategies, which could impair our ability to fund future capital needs and to grow;

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  the availability of, and our ability to consummate, acquisition or combination opportunities;

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  operational, regulatory and other asset-related risks, including weather conditions; and

  •
  the risks described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

        Before you invest, you should be aware that the occurrence of any of the events described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Current Report on Form 8-K dated March 7, 2014 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        As generally used in the energy industry and in this prospectus supplement, the following terms have the following meanings:

  •
  Bbl = Barrels (equal to 42 gallons)

  •
  Bcf = billion cubic feet

  •
  /d = per day

  •
  MBbls = thousand barrels

  •
  MMBtu = million British thermal units

  •
  MMcf = million cubic feet

  •
  NGL(s) = natural gas liquid(s)

S-iii

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of notes. Please read "Risk Factors" beginning on page S-11 of this prospectus supplement and on page 1 of the accompanying base prospectus for information regarding risks you should consider before investing in our notes.

        Throughout this prospectus supplement, when we use the terms "we," "us," "our" or the "Partnership," we are referring either to EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) in its individual capacity or to EnLink Midstream Partners, LP and its operating subsidiaries collectively, as the context requires. Our business activities are conducted through our subsidiary, EnLink Midstream Operating, LP (formerly known as Crosstex Energy Services, L.P.), a Delaware limited partnership (the "Operating Partnership"), and the subsidiaries of the Operating Partnership. EnLink Midstream GP, LLC (formerly known as Crosstex Energy GP, LLC), a Delaware limited liability company, is our general partner. Our general partner is an indirect wholly owned subsidiary of EnLink Midstream, LLC ("ENLC"). ENLC's manager is an indirect wholly owned subsidiary of Devon Energy Corporation ("Devon").

        Effective as of March 7, 2014, our Operating Partnership acquired 50% of the outstanding equity interests in EnLink Midstream Holdings, LP ("Midstream Holdings") and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings, from Devon. At the same time, Crosstex Energy, Inc. (to be renamed EnLink Midstream, Inc.) ("CEI"), the entity that directly owns our general partner, became a wholly owned subsidiary of ENLC. Another wholly owned subsidiary of ENLC owns the remaining 50% of the outstanding equity interests in Midstream Holdings.

Overview

        EnLink Midstream Partners, LP is a publicly traded Delaware limited partnership formed in 2002. Our common units are traded on the New York Stock Exchange under the symbol "ENLK." We primarily focus on providing midstream energy services, including gathering, transmission, processing, fractionation and marketing, to producers of natural gas, NGLs, crude oil and condensate. We also provide crude oil, condensate and brine services to producers. Our midstream energy asset network includes approximately 7,300 miles of pipelines, 12 natural gas processing plants, six fractionators, 3.1 million barrels of NGL cavern storage, rail terminals, barge terminals, truck terminals and a fleet of approximately 100 trucks.

        We connect the wells of natural gas producers in our market areas to our gathering systems, process natural gas for the removal of NGLs, fractionate NGLs into purity products and market those products for a fee, transport natural gas and ultimately provide natural gas to a variety of markets. We purchase natural gas from natural gas producers and other supply sources and sell that natural gas to utilities, industrial consumers, other marketers and pipelines. We operate processing plants that process gas transported to the plants by major interstate pipelines or from our own gathering systems under a variety of fee arrangements. We provide a variety of crude oil and condensate services throughout the Ohio River Valley, which include crude oil and condensate gathering via pipelines, barges, rail and trucks and brine disposal. We also have crude oil and condensate terminal facilities in south Louisiana that provide access for crude oil and condensate producers to the premium markets in this area. Our gas gathering systems consist of networks of pipelines that collect natural gas from points near producing wells and transport it to larger pipelines for further transmission. Our transmission pipelines primarily receive natural gas from our gathering systems and from third party gathering and transmission systems and deliver natural gas to industrial end-users, utilities and other pipelines. We also have transmission lines that transport NGLs from east Texas and our south Louisiana processing plants to our fractionators in south Louisiana. Additionally, we own an economic interest in an NGL fractionator located at Mont Belvieu, Texas that receives raw mix NGLs from customers, fractionates the raw mix and redelivers the finished products to the customers for a fee. Devon is one of the largest customers of this fractionator. Our crude oil and condensate gathering and transmission systems consist of trucking facilities, pipelines, rail and barge facilities that, in exchange for a fee, transport oil from a producer site to an end user. Our processing plants remove NGLs and CO2 from a natural gas stream and our fractionators separate the NGLs into separate NGL products, including ethane, propane, iso-butane, normal butane and natural gasoline.

        Our assets are comprised of systems and other assets in which our interest is held through our wholly owned subsidiaries as well as systems and other assets owned by Midstream Holdings, in which we hold a 50% interest, and are located in four primary regions:

  •
  Texas.  Our Texas assets consist of transmission pipelines with a capacity of approximately 1.3 Bcf/d, processing facilities with a total processing capacity of approximately 1.1 Bcf/d and gathering systems with total capacity of approximately 2.5 Bcf/d. Some of the primary assets comprising our Texas assets are as follows:

  •
  North Texas Pipeline and Acacia transmission system.    Our North Texas Pipeline, or NTPL, is a 140-mile pipeline that connects production from the Barnett Shale to markets in north Texas with approximately 375 MMcf/d of capacity. Average throughput on the NTPL was approximately 342,000 MMBtu/d for the year ended December 31, 2013. The Acacia transmission system, which is owned by Midstream Holdings, consists of approximately 120 miles of pipeline and associated storage with approximately 920 MMcf/d of capacity. Average throughput on the Acacia transmission system was approximately 741,800 MMBtu/d for the year ended December 31, 2013.

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  Bridgeport processing facility.    The Bridgeport processing facility, which is owned by Midstream Holdings, is one of the largest processing plants in the U.S. with 790 MMcf/d of processing capacity and 15 MBbls/d of NGL fractionation capacity. Average throughput on the Bridgeport processing facility was 810,600 MMBtu/d for the year ended December 31, 2013.

  •
  Silver Creek processing complex.    Our Silver Creek processing complex includes three processing plants with an aggregate of 285 MMcf/d of processing capacity. Average throughput on the Silver Creek processing complex was 316,000 MMBtu/d for the year ended December 31, 2013.

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  Permian Basin Assets.    Our Permian Basin assets consist of our Deadwood natural gas processing plant, which has a total processing capacity of 58 MMcf/d and in which we have a 50% undivided working interest, and our Mesquite Terminal fractionator, which has 15,000 Bbls/d of NGL fractionation capacity. Average throughput on the Deadwood natural gas processing plant was 66,000 MMBtu/d for the year ended December 31, 2013.

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  Gulf Coast Fractionators.    Midstream Holdings is entitled to receive the economic benefits and burdens of the 38.75% interest in Gulf Coast Fractionators held by Devon. Gulf Coast Fractionators owns an NGL fractionator located on the Gulf Coast at Mont Belvieu, Texas. The facility has a capacity of approximately 145 MBbls/d.

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  Bridgeport and East Johnson County gathering systems.    The Bridgeport and East Johnson County gathering systems, which are owned by Midstream Holdings, are comprised of three natural gas gathering systems in the Barnett Shale, consisting of an aggregate of approximately 3,010 miles of gathering lines with an aggregate capacity of approximately 1.4 Bcf/d. These gathering systems had an aggregate average throughput of approximately 1,359,700 MMBtu/d for the year ended December 31, 2013.

    •
    Silver Creek gathering systems.    Our Silver Creek gathering systems consists of approximately 715 miles of gathering lines that have a total capacity of approximately 1.1 Bcf/d, with average throughput of approximately 700,000 MMBtu/d for the year ended December 31, 2013.

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    Howard Energy Partners.    Howard Energy Partners, or HEP, owns and operates over 500 miles of pipeline and a 200 MMcf/d processing plant, serving production from the Eagle Ford, Escondido, Olmos, Pearsall and other formations in south Texas. HEP's system has 145 MMcf/d of amine treating capacity and more than 9,000 horsepower of compression. As of December 31, 2013, we owned a 30.6% interest in HEP.

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  Oklahoma.  Our Oklahoma assets consist of processing facilities with a total processing capacity of approximately 550 MMcf/d and gathering systems with total capacity of approximately 605 MMcf/d. All of our Oklahoma assets are owned by Midstream Holdings and are comprised of the following:

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  Cana System.    The Cana system is a natural gas gathering and processing system located in the Cana-Woodford Shale in West Central Oklahoma. The Cana system includes a 350 MMcf/d processing facility. The Cana system also consists of approximately 413 miles of gathering lines that have a total capacity of approximately 530 MMcf/d and had an average throughput of approximately 320,700 MMBtu/d for the year ended December 31, 2013.

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  Northridge System.    The Northridge system is a natural gas gathering and processing system located in the Arkoma-Woodford Shale in Southeastern Oklahoma. The Northridge system includes a 200 MMcf/d processing facility. The Northridge system also consists of approximately 140 miles of gathering lines that have a total capacity of approximately 75 MMcf/d and had an average throughput of approximately 69,200 MMBtu/d for the year ended December 31, 2013.

  •
  Louisiana.  Our Louisiana assets consist of transmission pipelines with a capacity of approximately 2.0 Bcf/d, processing facilities with a total processing capacity of approximately 1.7 Bcf/d and gathering systems with total capacity of approximately 510 MMcf/d. Our Louisiana assets are as follows:

  •
  LIG Assets.    The LIG system includes gathering and transmission systems with total capacity of approximately 2.0 Bcf/d, processing facilities with a total processing capacity of approximately 335 MMcf/d and fractionation facilities with total capacity of 10,800 Bbls/d.

  •
  Our LIG gathering and transmission pipeline system is one of the largest intrastate pipeline systems in Louisiana, consisting of approximately 2,000 miles of mainly transmission pipelines extending from the Haynesville Shale in north Louisiana to onshore production in south central and southeast Louisiana, which have approximately 2.0 Bcf/d of capacity. Average throughput on the LIG pipeline system was approximately 473,000 MMBtu/d for the year ended December 31, 2013.

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  The LIG system also includes two processing facilities with a total processing capacity of 335 MMcf/d. Average throughput on the LIG processing facilities was 255,000 MMBtu/d for the year ended December 31, 2013.

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  The Plaquemine plant forming part of our LIG system has a fractionation capacity of 10,800 Bbls/d of raw-make NGL products, and total volume for fractionated liquids at Plaquemine averaged approximately 4,800 Bbls/d for the year ended December 31, 2013.

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    South Louisiana Processing and NGL Assets.    Our south Louisiana natural gas processing and NGL assets include 570 miles of liquids transport lines, approximately 1.4 Bcf/d of processing capacity and 3.1 million barrels of underground NGL storage.

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    Cajun-Sibon Pipeline System.    Currently, the Cajun-Sibon pipeline system consists of approximately 570 miles of raw make NGL pipelines with a current system capacity of approximately 70,000 Bbls/d. Average throughput on the Cajun-Sibon system was approximately 28,500 Bbls/d for the fourth quarter of 2013 when the new expanded pipeline commenced operation.

    •
    Processing Facilities.    Our processing facilities in south Louisiana include three gas processing plants with total processing capacity of 1.4 Bcf/d and throughput that averaged 399,000 MMBtu/d for the year ended December 31, 2013. We also have two fractionation facilities that have a capacity of 83,000 Bbls/d with throughput that averaged 27,300 Bbls/d for the year ended December 31, 2013.

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    Napoleonville Storage Facility.    The Napoleonville NGL storage facility is connected to our Riverside facility and has a total capacity of 3.1 million barrels of underground storage comprised of two existing caverns.

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  Ohio River Valley.  Our Ohio River Valley operations are an integrated network of assets comprised of a 4,500-barrel-per-hour crude oil and condensate barge loading terminal on the Ohio River, a 20-spot operation crude oil and condensate rail loading terminal on the Ohio Central Railroad network and approximately 200 miles of crude oil and condensate pipelines in Ohio and West Virginia. The assets also include 500,000 barrels of above ground storage and a trucking fleet of approximately 100 vehicles comprised of both semi and straight trucks. We have eight existing brine disposal wells with an injection capacity of approximately 10,000 Bbls/d. We currently hold one additional brine well permit in Ohio.

Our Business Strategies

        Our primary business objectives are to have sustained growth in partnership distributions and to maintain a strong balance sheet. We intend to accomplish these objectives by executing the following strategies:

  •
  Organic Growth: pursue opportunities around our existing footprint.  We expect to grow certain of our systems organically over time by meeting Devon's and our other customers' midstream service needs that result from their drilling activity in our areas of operation. We continually evaluate economically attractive organic expansion opportunities in existing or new areas of operation that allow us to leverage our existing infrastructure, operating expertise and customer relationships by constructing and expanding systems to meet new or increased demand for our services.

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  Dropdowns: maximize opportunities provided by Devon's sponsorship and assets held by ENLC.  We plan to execute our growth in part through pursuing accretive dropdown opportunities from Devon and ENLC. We expect to be given the opportunity over time to purchase the remaining 50% interest in Midstream Holdings held by ENLC. We are a party to a preferential rights agreement with ENLC and CEI pursuant to which ENLC and CEI granted us a right of first refusal, for a period of 10 years, with respect to (i) CEI's interest in the E2 companies, services companies focused on the Utica Shale play in the Ohio River Valley that are majority owned by CEI and (ii) Devon's 50% interest in the Access Pipeline transportation system, to the extent ENLC in the future obtains such interest pursuant to a first offer agreement between Devon and ENLC. We also believe there will continue to be significant opportunities as Devon continues to develop its oil and gas production. However, we cannot be certain that these opportunities will be made available to us, or that we will choose to pursue any such opportunity.

  •
  Acquisitions: pursue strategic and accretive acquisitions.  We pursue strategic and accretive acquisition opportunities within the midstream energy industry, both in new and existing lines of business, and geographic areas of operation.

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  Strong Balance Sheet: maintain an investment grade quality financial profile.  We intend to maintain appropriate leverage and distribution coverage levels in line with other partnerships in our sector that have received investment grade credit ratings. By maintaining an investment grade quality financial profile, we believe that we will be able to pursue strategic acquisitions and large growth projects at a lower cost of capital, which enhances our competitiveness.

Our Competitive Strengths

        We believe that we are well-positioned to execute our business strategies and to achieve our business objectives due to the following competitive strengths:

  •
  Devon's sponsorship.  We expect our relationship with Devon will continue to provide us with significant business opportunities. Devon is one of the largest independent oil and gas producers in North America. Devon has a significant interest in promoting the success of our business, due to its approximate 70% ownership interest in ENLC and approximate 52% ownership interest in us.

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  Strategically-located assets.  Our assets are strategically located in areas with the potential for increasing throughput volume and cash flow generation. Our asset portfolio includes gathering and processing systems located in areas in which producer activity is focused on crude oil, condensate and NGLs. We estimate that these liquids-focused production areas will generate approximately 75% of our 2014 gross operating margin. Due to the relatively high current price of crude oil and condensate as compared to natural gas, production in these areas offers our customers higher margins and superior economics compared to basins in which the gas is relatively dry. This pricing environment offers expansion opportunities for certain of our systems as producers attempt to increase their rich gas, crude oil and condensate production.

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  Stable cash flows.  Approximately 95% of our cash flows are expected to be derived from fee-based services with no direct commodity exposure. Midstream Holdings has entered into 10-year, fixed-fee gathering and processing agreements with a subsidiary of Devon pursuant to which Midstream Holdings or its subsidiary will provide gathering, treating, compression, dehydration, stabilization, processing and fractionation services, as applicable, for natural gas delivered by Devon to Midstream Holdings' gathering and processing systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales. These agreements provide Midstream Holdings with dedication of all of the natural gas owned or controlled by Devon and produced from or attributable to existing and future wells located on certain oil, natural gas and mineral leases covering lands within the acreage dedications, excluding properties previously dedicated to other natural gas gathering systems not owned and operated by Devon. These agreements also include five-year minimum volume commitments and annual rate escalators. We will continue to focus on contract structures that reduce volatility and support long-term stability of cash flows.

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  Integrated midstream services.  We span the energy value chain by providing natural gas, NGL, crude oil, condensate and water services across a diverse customer base. These services include gathering, compressing, treating, processing, transporting, storing and selling natural gas, producing, fractionating, transporting, storing and selling NGLs, and gathering, transporting, storing and trans-loading crude oil and condensate. We believe our ability to provide all of these services gives us an advantage in competing for new opportunities because we can provide substantially all services that producers, marketers and others require to move natural gas, NGLs, crude oil and condensate from the wellhead to the market on a cost-effective basis.

  •
  Financial flexibility to pursue expansion and acquisition opportunities.  We believe our stable cash flows, strong balance sheet and access to debt and equity capital markets provide us with the financial flexibility to competitively pursue acquisition and expansion opportunities and to execute our strategy across capital market cycles.

  •
  Experienced management team.  We believe our management team has a proven track record of creating value through the development, acquisition, optimization and integration of midstream assets. Our management team has an average of over 20 years of experience in the energy industry. We believe this team provides us with a strong foundation for evaluating growth opportunities and operating our assets in a safe, reliable and efficient manner.

Recent Developments

        Tender Offer.    Concurrently with this offering, we and our wholly owned subsidiary, EnLink Midstream Finance Corporation, announced a fixed price tender offer for any and all of the $725 million outstanding principal amount of our 8.875% Senior Notes due 2018 (the "2018 Notes") and a related solicitation of consents to certain proposed amendments to the indenture governing the 2018 Notes. We have offered to purchase the 2018 Notes for cash equal to $1,050 per $1,000 principal amount of the 2018 Notes tendered before 11:59 p.m., New York City time, on March 18, 2014, unless extended or earlier terminated by us, together with accrued and unpaid interest up to, but not including, the purchase date. This consideration includes a consent fee of $30 per $1,000 principal amount of 2018 Notes tendered.

        Our tender offer and consent solicitation is being made on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated March 12, 2014. The tender offer and consent solicitation are conditioned upon our having obtained financing with terms and conditions satisfactory to us and in amounts not less than the amount required to purchase the 2018 Notes tendered in the tender offer. In addition, the tender offer and consent solicitation are conditioned upon the receipt of consents from holders of a majority of the outstanding principal amount of the 2018 Notes to eliminate substantially all of the restrictive covenants and certain events of default in the indenture governing the 2018 Notes.

        If fully subscribed, we expect that the tender offer and consent solicitation will cost approximately $761.6 million (including the consent fee and expenses but excluding accrued and unpaid interest of approximately $6.1 million), which would be funded with the net proceeds from this offering, as described in "Use of Proceeds." There is no assurance that the tender offer, which is expected to be completed on March 19, 2014, will be subscribed for in any amount. In the event that all of the 2018 Notes are not tendered in the tender offer, or our tender offer and consent solicitation is not consummated, we will use a portion of the net proceeds from this offering to redeem any 2018 Notes that remain outstanding. The completion of this notes offering is not conditioned upon the completion of the tender offer and consent solicitation.

        In connection with the tender offer and consent solicitation, we have retained Citigroup Capital Markets Inc. as the dealer manager. For a discussion of the terms of the 2018 Notes, see "Description of Other Indebtedness."

        Devon Business Combination.    Effective as of March 7, 2014, our Operating Partnership acquired (the "Acquisition") 50% of the outstanding equity interests in Midstream Holdings and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings, in exchange for the issuance by us of 120,542,441 units representing a new class of limited partnership interests in the Partnership. At the same time, CEI (to be renamed EnLink

Midstream, Inc.), the entity that directly owns our general partner, became a wholly owned subsidiary of ENLC (together with the Acquisition, the "business combination"). Another wholly owned subsidiary of ENLC owns the remaining 50% of the outstanding equity interests in Midstream Holdings.

        Midstream Holdings was formerly a wholly owned subsidiary of Devon and it gathers, processes and transports natural gas, primarily for Devon. Midstream Holdings also fractionates NGLs into component NGL products. Under the acquisition method of accounting, Midstream Holdings is considered the historical predecessor of our business because Devon obtained control of us through its control of ENLC and through the indirect acquisition our general partner.

        Revolving Credit Facility.    On February 20, 2014, we entered into a $1.0 billion unsecured revolving credit facility, which includes a $500.0 million letter of credit subfacility. Please see "Description of Other Indebtedness" for a description of our revolving credit facility.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 2501 Cedar Springs Rd., Dallas, Texas 75201 and our telephone number is (214) 953-9500. Our website is located at www.enlink.com. We make available our periodic reports and other information filed with or furnished to the Securities and Exchange Commission, the "SEC" or the "Commission," free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Commission. The information on our website is not part of this prospectus supplement or the accompanying base prospectus, and you should rely only on information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus when making a decision as to whether or not to invest in our notes.

        The diagram below depicts our organization and approximate ownership as of March 7, 2014.

Simplified Organizational Structure

Devon
Public Unitholders
EnLink Midstream Manager, LLC (Delaware)
100%
30%
EnLink Midstream, LLC (Delaware) (NYSE: ENLC)
70%
Acacia Natural Gas Corp. I, Inc. (Delaware)
100%
Crosstex Energy, Inc. (Delaware)
52% LP
100%
EnLink Midstream GP, LLC (Delaware)
Public Unitholders
7% LP
1% GP
40% LP
EnLink Midstream Partners, LP (Delaware) (NYSE: ENLK) (the Issuer)
100%
99.999% LP
EnLink Midstream Operating GP, LLC (Delaware)
0.001% GP
EnLink Midstream Operating, LP (Delaware)
100%
EnLink Midstream Holdings GP, LLC (Delaware)
GP
50%
EnLink Midstream Holdings, LP (Delaware)
50%
Other Operating Subsidiaries
Other Operating Subsidiaries

 The Offering

        We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should read the full text of, and more specific details contained elsewhere in, this prospectus supplement and the accompanying base prospectus. For a more detailed description of the notes, please read the section entitled "Description of Notes" in this prospectus supplement and the section entitled "Description of the Debt Securities" in the accompanying base prospectus.

Issuer	EnLink Midstream Partners, LP
Notes Offered	We are offering $1,200,000,000 aggregate principal amount of notes consisting of the following series:
• $400,000,000 2.700% Senior Notes due 2019;
• $450,000,000 4.400% Senior Notes due 2024; and
• $350,000,000 5.600% Senior Notes due 2044.
Maturity	Unless redeemed prior to maturity as described below, the 2019 notes will mature on April 1, 2019, the 2024 notes will mature on April 1, 2024 and the 2044 notes will mature on April 1, 2044.
Interest Rate
Interest on the 2019 notes will accrue at the per annum rate of 2.700%, interest on the 2024 notes will accrue at the per annum rate of 4.400%, and interest on the 2044 notes will accrue at the per annum rate of 5.600%.
Interest Payment Dates	Interest on the notes will accrue from, and including, the issue date of the notes and be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2014.
Ranking
The notes will be our unsecured senior obligations. The notes will rank equally with all of our other current and future unsecured senior debt, including our existing senior notes and borrowings under our revolving credit facility, senior to all of our current and future subordinated debt, and junior to the indebtedness and other obligations, including trade payables, of our subsidiaries.

As of December 31, 2013, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds" and the other transactions described under "Capitalization," we, excluding our subsidiaries, would have had approximately $1.4 billion of indebtedness outstanding, all of which would have been unsecured senior indebtedness, and our subsidiaries would have had approximately $23.4 million of indebtedness outstanding, consisting of capital leases. Please read "Description of Notes—Ranking."
Optional Redemption
We may redeem the notes of each series for cash, in whole or in part at any time and from time to time, at our option at the applicable redemption prices set forth under the heading "Description of Notes—Optional Redemption."

Certain Covenants	We will issue the notes under a supplement to an indenture with Wells Fargo Bank, National Association, as trustee. The covenants in the indenture supplement will include a limitation on liens and a restriction on sale-leaseback transactions. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described in "Description of Notes—Certain Covenants."
Use of Proceeds
We intend to use the net proceeds from this offering to fund our pending tender offer and consent solicitation for the 2018 Notes, to reduce borrowings under our revolving credit facility and for general partnership purposes, including growth capital expenditures. In the event that all of the 2018 Notes are not tendered in the tender offer or our tender offer is not consummated, we will use a portion of the net proceeds from this offering to redeem any 2018 Notes that remain outstanding. See "Use of Proceeds."

Affiliates of each of the underwriters are lenders under our revolving credit facility that we expect to reduce using a portion of the proceeds of this offering, and affiliates of certain of the underwriters are holders of our 2018 Notes that we intend to repurchase or redeem using a portion of the proceeds of this offering and, accordingly, such underwriters and affiliates will receive a portion of the proceeds from this offering. See "Underwriting."
Further Issuances
We may create and issue additional notes ranking equally and ratably with any series of notes offered by this prospectus supplement in all respects, except for the issue date, issue price and in some cases, the first interest payment date, so that such additional notes will form a single series with the applicable series of notes offered by this prospectus supplement and will have substantially identical terms as such series, including with respect to ranking, redemption and otherwise.
Risk Factors
Investing in the notes involves risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement and the risk factors set forth on page 1 of the accompanying base prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Current Report on Form 8-K dated March 7, 2014, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus before investing in the notes.
Governing Law	The indenture governing the notes and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the following risk factors and the risk factors set forth beginning on page 1 of the accompanying base prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Current Report on Form 8-K dated March 7, 2014, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus when evaluating an investment in the notes.

Risks Related to the Notes

Our significant indebtedness, and any future indebtedness, as well as the restrictions in our debt agreements may adversely affect our future financial and operating flexibility and our ability to service the notes.

        As of December 31, 2013, after giving effect to this offering and the application of the net proceeds as described in "Use of Proceeds" and the other transactions described under "Capitalization," our consolidated indebtedness would have been approximately $1.4 billion, and we would have been able to incur approximately $1.0 billion of additional indebtedness under our revolving credit facility. Our substantial indebtedness and the additional debt we may incur in the future for potential acquisitions or operating activities may adversely affect our liquidity and therefore our ability to make interest payments on the notes.

        Among other things, our significant indebtedness may be viewed negatively by credit rating agencies, which could result in increased costs for us to access the capital markets. Any future downgrade of the debt issued by us or our subsidiaries could significantly increase our capital costs or adversely affect our ability to raise capital in the future.

        Debt service obligations and restrictive covenants in our revolving credit facility and other indebtedness and the indenture governing the notes may adversely affect our ability to finance future operations, pursue acquisitions and fund other capital needs. In addition, this leverage may make our results of operations more susceptible to adverse economic or operating conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

        The indenture governing the notes will permit us to incur additional debt, which would be equal in right of payment to the notes. If we incur any additional indebtedness, including trade payables, that ranks equally with the notes, the holders of that debt would be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify.

The notes will be our senior unsecured obligations and as a result, the notes will be effectively junior to our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than subsidiaries that may guarantee the notes in the future.

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness, and will be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries, other than subsidiaries that may guarantee the notes in the future. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary, including trade creditors, would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes. As of December 31, 2013, after giving effect to the transactions described under "Capitalization," our subsidiaries would have had approximately $23.4 million of indebtedness outstanding, consisting of capital leases. The indenture will not prohibit such subsidiaries from incurring indebtedness in the future.

        In addition, because the notes are, and any future guarantees of the notes will be, unsecured, holders of any secured indebtedness of ours or our subsidiaries would have claims with respect to the assets constituting collateral for such indebtedness that are senior to the claims of the holders of the notes. Currently, neither we nor any of our subsidiaries has any secured indebtedness. Although the indenture governing the notes will place some limitations on our ability to create liens securing indebtedness, there will be significant exceptions to these limitations that would allow us to secure significant amounts of indebtedness without equally and ratably securing the notes. If we or our subsidiaries incur secured indebtedness and such indebtedness is accelerated or we become subject to bankruptcy, liquidation or reorganization proceedings, our and our subsidiaries' assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes. Consequently, any such secured indebtedness would effectively be senior to the notes and any future guarantees of the notes, to the extent of the value of the collateral securing such secured indebtedness. In that event, you may not be able to recover all the principal or interest you are due under the notes.

Any future subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and in such event a court may try to subordinate or void the subsidiary guarantees.

        Initially, none of our subsidiaries will guarantee the notes, although in the future one or more of our subsidiaries may do so. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

We will make only limited covenants in the indenture governing the notes and these limited covenants may not protect your investment.

        The indenture governing the notes will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness which would structurally rank senior to the notes;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the notes; or

  •
  restrict our ability to make investments or to pay distributions or make other payments in respect of our common units or other securities ranking junior to the notes.

        The indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes, and to engage in leaseback arrangements, subject to certain limitations. Any of these actions could adversely affect our ability to make principal and interest payments on the notes.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We do not have significant assets other than the equity in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit instruments and applicable state partnership laws and other laws and regulations. If our subsidiaries are prevented from distributing funds to us, we may be unable to pay all the principal and interest on the notes when due.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

        Unlike a corporation, we are required by our partnership agreement to distribute, on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. "Available cash" is defined in our partnership agreement, and it generally means, for each fiscal quarter:

  •
  all cash and cash equivalents on hand at the end of the quarter; plus

  •
  all cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings (generally borrowings that are made under our revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners) made after the end of the quarter;

  •
  less the amount of cash that our general partner determines in its reasonable discretion is necessary or appropriate to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for our future credit needs);

  •
  comply with applicable law, any of our debt instruments, or other agreements or obligations; or

  •
  provide funds for distributions to our unitholders for any one or more of the next four quarters.

        As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

Your ability to transfer the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

        The notes are new issues of securities for which there are no established public markets. Although we have registered the offer and sale of the notes under the Securities Act of 1933, as amended ("the Securities Act"), we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes of each series, as permitted by applicable laws and regulations, they are not obligated to make markets in the notes, and they may discontinue their market-making activities at any time without notice. Active markets for the notes may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer the notes within the time or at the prices you desire.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, our existing notes and our indebtedness under our revolving credit facility, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and would permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our credit agreement, the indentures governing our existing notes and the indenture that will govern the notes. For example, our revolving credit facility contains restrictions on our ability to dispose of assets. We may not be able to consummate asset dispositions, and any proceeds may not be adequate to meet any debt service obligations then due. See "Description of Other Indebtedness" and "Description of Notes."

The credit and risk profile of our general partner and its owner could adversely affect our credit ratings and profile.

        The credit and business risk profiles of our general partner and its indirect owner, Devon, may be factors in credit evaluations of us due to the control of our general partner, the significant business we conduct with Devon and the significant influence over our business activities, including our cash distributions, acquisition strategy and business risk profile. Another factor that may be considered is the financial condition of our general partner and Devon, including the degree of their financial leverage.

Our tax treatment will depend on our status as a partnership for U.S. federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If the Internal Revenue Service (the "IRS") treats us as a corporation for tax purposes or we become subject to additional entity-level taxation, it would reduce the amount of cash available for payment of principal and interest on the notes.

        If we were classified as a corporation for U.S. federal income tax purposes, we would be required to pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state income tax at varying rates. Treatment of us as a corporation would cause a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the notes.

        Current law may change so as to cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. For example, at the federal level, legislation previously has been proposed that would eliminate partnership tax treatment for certain publicly traded partnerships. Although such proposed legislation would not have applied to us as proposed, it is possible that modified versions of such legislation could be enacted which would apply to us. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could materially and adversely affect our ability to make payments on the notes. At the state level, because of widespread state budget deficits and for other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, as a partnership operating in Texas we are required to pay franchise tax at a maximum effective rate of 0.7% of our gross income apportioned to Texas. If any other state were to impose a tax on us, the cash we have available to make payments on the notes could be materially reduced.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $1.190 billion after deducting the underwriting discounts and estimated offering expenses payable by us.

        We will use approximately $767.7 million of the net proceeds from this offering to fund our pending tender offer and consent solicitation for the 2018 Notes, including the consent fee, expenses and accrued and unpaid interest. In the event that all of the 2018 Notes are not tendered in our tender offer, or our tender offer and consent solicitation is not consummated, we will use a portion of the net proceeds from this offering to redeem any 2018 Notes that remain outstanding. We will use the remaining net proceeds from this offering to reduce outstanding borrowings under our revolving credit facility and for general partnership purposes, including growth capital expenditures.

        As of March 7, 2014, we had $725.0 million in aggregate principal amount of 2018 Notes outstanding. Interest on the 2018 Notes accrues at the rate of 8.875% per annum and the 2018 Notes will mature on February 15, 2018.

        As of March 7, 2014, we had $397.0 million in borrowings and $58.7 million in outstanding letters of credit under our $1.0 billion revolving credit facility at a weighted average interest rate of 3.5%. Our revolving credit facility matures in March 2019, unless we request, and the requisite lenders agree, to extend it pursuant to its terms. Borrowings under our revolving credit facility were used to repay outstanding borrowings under our prior credit facility. Borrowings under our prior credit facility were used for general partnership purposes, including growth capital expenditures. Please read "Description of Other Indebtedness—Credit Agreement" for a description of our revolving credit facility.

        Affiliates of each of the underwriters are lenders under our revolving credit facility that we expect to reduce using a portion of the proceeds from this offering, and affiliates of certain of the underwriters are holders of our 2018 Notes that we intend to redeem using a portion of the proceeds of this offering and, accordingly, such underwriters and affiliates will receive a portion of the proceeds from this offering. See "Underwriting."

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2013:

  •
  on a historical basis (which reflects the historical capitalization of Midstream Holdings);

  •
  on a pro forma basis to give effect to the business combination as described in our Current Report on Form 8-K dated March 7, 2014; and

  •
  on a pro forma as adjusted basis to give effect to (i) the redemption of a portion of our outstanding 7.125% Senior Notes due 2022 (the "2022 Notes") in February 2014, (ii) the tender offer and consent solicitation for the 2018 Notes and (iii) the sale of the notes in this offering and the application of the net proceeds therefrom.

        You should read this table in conjunction with our financial statements and notes that are incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information about our capital structure.

	As of December 31, 2013
	Historical	Pro forma	Pro forma As Adjusted
	(In millions)
Cash and cash equivalents	—	$0.1	$209.1

Long-term debt including current maturities:
Revolving credit facility(1)	—	$155.0	—
8.875% Senior Notes due 2018 (including premium of $37.2 million(2))	—	762.2	—	(3)
7.125% Senior Notes due 2022 (including premium of $34.4 million(2))	—	284.4	223.5	(4)
2.700% 2019 Notes offered hereby	—	—	399.4	(5)
4.400% 2024 Notes offered hereby	—	—	449.2	(5)
5.600% 2044 Notes offered hereby	—	—	349.7	(5)

Total long-term debt including current maturities	—	1,201.6	1,421.8
Partners' equity:
EnLink Midstream Partners, LP equity	—	4,478.3	4,478.3
Predecessor	$1,783.7	—	—
Non-controlling interest	—	1,107.5	1,107.5

Total partners' equity	1,783.7	5,585.8	5,585.8

Total capitalization	$1,783.7	$6,787.4	$7,007.6

(1)
As of March 7, 2014, we had $397.0 million in borrowings and $58.7 million in outstanding letters of credit under our revolving credit facility, leaving approximately $544.3 million for future borrowings based on a borrowing capacity of $1.0 billion.

(2)
Premium on senior notes based on market values of 105.125% and 113.750% for the 2018 Notes and the 2022 Notes, respectively, as of December 31, 2013. The 2018 Notes and 2022 Notes are reflected at estimated fair market value as of December 31, 2013 using the acquisition method of accounting to give effect to the business combination with Devon on a pro forma basis.

(3)
Assumes that all of the 2018 Notes are tendered and purchased in the tender offer and consent solicitation at an aggregate purchase price of approximately $767.7 million, including the consent fee, expenses and accrued and unpaid interest. The actual amount of 2018 Notes tendered and purchased may be less. In the event that all of the 2018 Notes are not tendered or our tender offer and consent solicitation is not consummated, we will use a portion of the net proceeds from this offering to redeem any 2018 Notes that remain outstanding.

(4)
On February 2, 2014, we redeemed approximately $53.5 million in aggregate principal amount of our 2022 Notes, representing approximately 21% of the aggregate principal amount of the outstanding 2022 Notes, for a total redemption price equal to $1,083.32 per $1,000 principal amount redeemed. Following the completion of the redemption, approximately $196.5 million aggregate principal amount of the 2022 Notes remain outstanding. Such redemption resulted in a pro rata decrease in the related premium of $7.4 million.

(5)
Presented net of discount.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

        On February 20, 2014, we entered into a credit agreement (the "credit agreement"), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto. The credit agreement permits us to borrow up to $1.0 billion on a revolving credit basis and includes a $500.0 million letter of credit subfacility. Our obligations under the credit agreement are unsecured, and our subsidiaries are not required to guarantee our obligations thereunder.

        The credit agreement matures in March 2019, unless we request, and the requisite lenders agree, to extend it pursuant to its terms. The credit agreement contains certain financial, operational and legal covenants. Among other things, these covenants include maintaining a ratio of consolidated indebtedness to consolidated EBITDA (as defined in the credit agreement, which definition includes projected EBITDA from certain capital expansion projects) of no more than 5.0 to 1.0. If we consummate one or more acquisitions in which the aggregate purchase price is $50.0 million or more, the maximum allowed ratio of consolidated indebtedness to consolidated EBITDA will increase to 5.5 to 1.0 for the quarter of the acquisition and the three following quarters. Upon breach by us of certain covenants, amounts outstanding under the credit agreement, if any, may become due and payable immediately.

        Borrowings under the credit agreement bear interest at our option at the Eurodollar Rate (the LIBOR Rate) plus an applicable margin or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the 30-day Eurodollar Rate plus 1.0%, or the administrative agent's prime rate) plus an applicable margin. The applicable margins vary depending on our credit rating. As of March 7, 2014, we had $397.0 million in borrowings and $58.7 million in outstanding letters of credit under our revolving credit facility.

Senior Notes Due 2018

        On February 10, 2010, we issued $725.0 million in aggregate principal amount of the 2018 Notes. Interest on the 2018 Notes accrues at the rate of 8.875% per annum and is payable semi-annually in arrears on each February 15 and August 15. The 2018 Notes will mature on February 15, 2018.

        On or after February 15, 2014, we may redeem all or a part of the 2018 Notes at redemption prices (expressed as percentages of principal amount) equal to 104.438% for the twelve-month period beginning on February 15, 2014, 102.219% for the twelve-month period beginning February 15, 2015 and 100.00% for the twelve-month period beginning on February 15, 2016 and at any time thereafter, in each case plus accrued and unpaid interest, if any, to the applicable redemption date on the 2018 Notes.

        The indenture governing the 2018 Notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to: (i) sell assets, including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase units or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; (x) enter into sale and leaseback transactions; or (xi) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. As of December 31, 2013, we were in compliance with all of the covenants included in the indenture governing the 2018 Notes.

        We intend to use the net proceeds from this offering to repurchase or redeem all of the 2018 Notes.

Senior Notes Due 2022

        On May 24, 2012, we issued $250.0 million in aggregate principal amount of the 2022 Notes. Interest on the 2022 Notes accrues at the rate of 7.125% per annum and is payable semi-annually in arrears on each June 1 and December 1. The 2022 Notes will mature on June 1, 2022.

        We may redeem up to 35% of the 2022 Notes at any time prior to June 1, 2015 in an amount not greater than the cash proceeds from equity offerings at a redemption price of 107.125% of the principal amount of the 2022 Notes (plus accrued and unpaid interest to the redemption date). Pursuant to the foregoing, on February 2, 2014, we redeemed approximately $53.5 million in aggregate principal amount of the 2022 Notes (the "Redeemed Notes"), representing approximately 21% of the aggregate principal amount of the outstanding 2022 Notes, for a total redemption price equal to $1,083.32 per $1,000 principal amount redeemed. Following the completion of the redemption, approximately $196.5 million aggregate principal amount of the 2022 Notes remain outstanding.

        Prior to June 1, 2017, we may redeem the 2022 Notes, in whole or in part, at a "make-whole" redemption price. On or after June 1, 2017, we may redeem all or a part of the 2022 Notes at redemption prices (expressed as percentages of principal amount) equal to 103.563% for the twelve-month period beginning on June 1, 2017, 102.375% for the twelve-month period beginning on June 1, 2018, 101.188% for the twelve-month period beginning on June 1, 2019 and 100.00% for the twelve-month period beginning on June 1, 2020 and at any time thereafter, in each case plus accrued and unpaid interest, if any, to the applicable redemption date on the 2022 Notes.

        The indenture governing the 2022 Notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to: (i) sell assets, including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase units or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; (x) enter into sale and leaseback transactions; or (xi) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. As of December 31, 2013, we were in compliance with all of the covenants included in the indenture governing the 2022 Notes.

        If the 2022 Notes achieve an investment grade rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, many of these covenants will terminate.

 DESCRIPTION OF NOTES

        At the closing of this offering, we will enter into a base indenture between us and Wells Fargo Bank, National Association, as trustee, pursuant to which we may issue multiple series of debt securities from time to time. We will issue the notes under such base indenture, as supplemented by a supplemental indenture setting forth the specific terms of the notes (as so supplemented, the "indenture"). This description is a summary of the material provisions of the notes and the indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the notes and the indenture, forms of which are available as set forth below under "Available Information," for a complete description of our obligations and your rights.

        The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying base prospectus under the caption "Description of the Debt Securities." The notes offered hereby will be a series of senior debt securities issued by us as described herein and therein. You should review this "Description of Notes" together with the "Description of the Debt Securities" included in the accompanying base prospectus. To the extent that this "Description of Notes" is inconsistent with the "Description of the Debt Securities" in the accompanying base prospectus, this "Description of Notes" will control and replace the inconsistent "Description of the Debt Securities" in the accompanying base prospectus.

        You can find the definitions of various terms used in this description under "—Certain Definitions" below. In this description, the terms "EnLink Midstream," "we," "us" and "our" refer only to EnLink Midstream Partners, LP and not to any of its Subsidiaries.

General

        The notes:

  •
  will be general unsecured, senior obligations of EnLink Midstream, ranking equally with all other existing and future unsecured and unsubordinated indebtedness of EnLink Midstream, including indebtedness under our Credit Agreement;

  •
  will initially be issued in an aggregate principal amount of $400.0 million, with respect to the 2019 notes, an aggregate principal amount of $450.0 million, with respect to the 2024 notes, and an aggregate principal amount of $350.0 million, with respect to the 2044 notes;

  •
  will mature on April 1, 2019, with respect to the 2019 notes, April 1, 2024 with respect to the 2024 notes and April 1, 2044, with respect to the 2044 notes;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  will bear interest at an annual rate of 2.700%, with respect to the 2019 notes, an annual rate of 4.400%, with respect to the 2024 notes, and an annual rate of 5.600%, with respect to the 2044 notes; and

  •
  will be redeemable at any time at our option at the redemption prices described below under "—Optional Redemption."

        The 2019 notes, the 2024 notes and the 2044 notes each constitute a separate series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes as described below under "—Further Issuances."

Interest

        Interest on the notes will accrue from and including March 19, 2014 or from and including the most recent interest payment date to which interest has been paid or provided for. We will pay interest in cash semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2014. We will make interest payments to the persons in whose names the notes are registered at the close of business on March 15 or September 15, as applicable, before the next interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on the amount of interest due on that interest payment date for the period from and after the interest payment date to the date of payment.

Paying Agent and Registrar

        The trustee will initially act as paying agent and registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar; provided, however, that we will be required to maintain at all times an office or agency in The City of New York (which may be an office of the trustee or an affiliate of the trustee or the registrar or a co-registrar for the notes) where the notes may be presented for payment and where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the notes and the indenture may be served. We may also from time to time designate one or more additional offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as any of the series of notes offered by this prospectus supplement and accompanying base prospectus, except for issue date, issue price and in some cases, the first interest payment date. Additional notes issued in this manner will form a single series with the previously issued and outstanding notes of such series.

Optional Redemption

        Prior to March 1, 2019, with respect to the 2019 notes (one month prior to their maturity date), January 1, 2024, with respect to the 2024 notes (three months prior to their maturity date), and October 1, 2043, with respect to the 2044 notes (six months prior to their maturity date), the respective notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, with respect to the 2019 notes, 25 basis points, with respect to the 2024 notes, and 30 basis points, with respect to the 2044 notes;

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

        At any time on or after March 1, 2019, with respect to the 2019 notes (one month prior to their maturity date), January 1, 2024, with respect to the 2024 notes (three months prior to their maturity date), and October 1, 2043, with respect to the 2044, notes (six months prior to their maturity date), the respective notes will be redeemable in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        For purposes of determining the redemption price, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date for notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Primary Treasury Dealer" means a U.S. government securities dealer in the United States.

        "Reference Treasury Dealer" means (i) each of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and (ii) two other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding any redemption date.

Redemption Procedures

        If fewer than all of the notes of a series are to be redeemed at any time, such notes will be selected for redemption not more than 60 days prior to the redemption date and such selection will be made by the trustee on a pro rata basis, by lot or by such other method as the trustee deems appropriate (or, in the case of notes represented by a note in global form, by such method as The Depository Trust Company ("DTC") may require); provided, that no partial redemption of any note will occur if such redemption would reduce the principal amount of such note to less than $2,000. Notices of redemption with respect to the notes will be sent at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption will become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Future Subsidiary Guarantees

        The notes initially will not be guaranteed by any of our Subsidiaries. However, if at any time following the issuance of the notes, any Subsidiary of EnLink Midstream becomes a guarantor or co-obligor of our Credit Agreement, then EnLink Midstream will cause such Subsidiary to promptly execute and deliver to the trustee a supplemental indenture in a form satisfactory to the trustee pursuant to which such Subsidiary guarantees EnLink Midstream's obligations with respect to the notes on the terms provided for in the indenture.

        The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to the notes as described below under "—Defeasance and Discharge," then any Subsidiary Guarantor will be released. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

  •
  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to the obligations of EnLink Midstream or any of its Subsidiaries under the Credit Agreement.

        If at any time following any release of a Subsidiary Guarantor from its guarantee of the notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again becomes a guarantor or co-obligor of our Credit Agreement, then EnLink Midstream will cause the Subsidiary Guarantor to again guarantee the notes in accordance with the indenture.

Ranking

        The notes will be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described below under "—Certain Covenants—Limitations on Liens." The notes will also be the unsubordinated obligations of EnLink Midstream and will rank equally with all other existing and future unsubordinated indebtedness of EnLink Midstream. Each guarantee, if any, of the notes will be an unsecured and unsubordinated obligation of the Subsidiary Guarantor and will rank equally with all other existing and future unsubordinated indebtedness of the Subsidiary Guarantor. The notes and each guarantee, if any, will effectively rank junior to any future indebtedness of EnLink Midstream and any Subsidiary Guarantor that is both secured and unsubordinated to the extent of the value of the assets securing such indebtedness, and the notes will structurally rank junior to all indebtedness and other liabilities of EnLink Midstream's existing and future Subsidiaries that are not Subsidiary Guarantors.

        As of December 31, 2013, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds" and the other transactions described under "Capitalization," EnLink Midstream, excluding its Subsidiaries, would have had approximately $1.4 billion of indebtedness outstanding, all of which would have been unsecured, unsubordinated indebtedness, consisting entirely of the notes and our existing 2022 Notes. Initially, none of EnLink Midstream's Subsidiaries will guarantee the notes. As of December 31, 2013, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds" and the other transactions described under "Capitalization," these Subsidiaries would have had approximately $23.4 million of indebtedness outstanding, consisting of capital leases.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

        We may at any time and from time to time repurchase notes in the open market or otherwise, in each case without any restriction under the indenture. We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Certain Covenants

        Except as set forth below, neither EnLink Midstream nor any of its Subsidiaries is restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its partnership or other equity interests or from purchasing or redeeming its partnership or other equity interests. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require EnLink Midstream to repurchase or redeem or otherwise modify the terms of the notes upon a change in control or other events involving EnLink Midstream that could adversely affect the creditworthiness of EnLink Midstream.

        Limitations on Liens.    EnLink Midstream will not, nor will it permit any of its Principal Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance ("liens") upon any Principal Property or upon any capital stock of any Principal Subsidiary, whether owned on the date of the supplemental indenture creating the notes or thereafter acquired, to secure any Indebtedness of EnLink Midstream or any other Person (other than the notes), without in any such case making effective provisions whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

        Notwithstanding the foregoing, under the indenture, EnLink Midstream may, and may permit any of its Principal Subsidiaries to, create, assume, incur, or suffer to exist without securing the notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Principal Subsidiary to secure Indebtedness of EnLink Midstream or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed 15% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by EnLink Midstream or any of its Subsidiaries on the date of the supplemental indenture creating the notes or (ii) the capital stock of any Principal Subsidiary that owns no Principal Property that was owned by EnLink Midstream or any of its Subsidiaries on the date of the supplemental indenture creating the notes, in each case owned by a Subsidiary of EnLink Midstream (an "Excluded Subsidiary") that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to EnLink Midstream or any Subsidiary of EnLink Midstream other than such Excluded Subsidiary or any other Excluded Subsidiary.

        Restriction on Sale-Leasebacks.    EnLink Midstream will not, and will not permit any Principal Subsidiary to, engage in the sale or transfer by EnLink Midstream or any of its Principal Subsidiaries of any Principal Property to a Person (other than EnLink Midstream or a Principal Subsidiary) and the taking back by EnLink Midstream or any Principal Subsidiary, as the case may be, of a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless:

  (1)
  such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

  (2)
  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

  (3)
  EnLink Midstream or such Principal Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the notes; or

  (4)
  EnLink Midstream or such Principal Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of EnLink Midstream or any of its Subsidiaries that is not subordinated to the notes or any guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of EnLink Midstream or its Subsidiaries.

        Notwithstanding the foregoing, EnLink Midstream may, and may permit any Principal Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the notes) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 15% of Consolidated Net Tangible Assets.

        Merger, Consolidation or Sale of Assets.    EnLink Midstream shall not consolidate with or merge into any Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person unless:

  (1)
  the Person formed by or resulting from any such consolidation or merger or to which such assets have been transferred (the "successor") is EnLink Midstream or expressly assumes by supplemental indenture all of EnLink Midstream's obligations and liabilities under the indenture and the notes;

  (2)
  the successor is organized under the laws of the United States, any state or the District of Columbia;

  (3)
  immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

  (4)
  EnLink Midstream has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture.

        The successor will be substituted for EnLink Midstream in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of EnLink Midstream under the indenture. If EnLink Midstream conveys or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

Defeasance and Discharge

        The indenture provides that we may be:

  •
  discharged from our obligations, with certain limited exceptions, with respect to the notes, as described in the indenture, such a discharge being called a "legal defeasance" in this prospectus supplement; and

  •
  released from our obligations under certain covenants, including those described in "—Certain Covenants—Limitations on Liens" and "—Certain Covenants—Restriction on Sale-Leasebacks," such a release being called a "covenant defeasance" in this prospectus supplement.

        The defeasance provisions of the indenture described in the accompanying base prospectus will apply to the notes. See "Description of the Debt Securities—Defeasance" in the accompanying base prospectus.

        The indenture is also subject to discharge with respect to the notes as described in the accompanying base prospectus under "Description of the Debt Securities—Satisfaction and Discharge."

Concerning the Trustee

        The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

        If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes unless they have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities it may incur.

        Wells Fargo Bank, National Association will be the trustee under the indenture and the registrar and paying agent with regard to the notes. The trustee and its affiliates maintain commercial banking and other relationships with EnLink Midstream.

Governing Law

        The indenture and the notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry System

        We have obtained the information in this section concerning The Depository Trust Company ("DTC") and its book-entry systems and procedures from DTC, and we take no responsibility for the accuracy of this information. In addition, the description in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

        The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global notes through DTC either as a participant in DTC or indirectly through organizations that are participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        The Depository Trust Company.    DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us as follows: DTC is

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants. Access to the DTC system is also available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of notes under DTC's system must be made by or through direct participants, who will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Book-Entry Format.    Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We, the underwriters and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. We, the underwriters and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to, or payments made on account of, beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC has agreed to the foregoing procedures in order to facilitate transfers of the notes among its participants. However, DTC is under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Certain Definitions

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of EnLink Midstream and its consolidated Subsidiaries after deducting therefrom:

  (1)
  all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

  (2)
  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of EnLink Midstream and its consolidated Subsidiaries for EnLink Midstream's most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

        "Credit Agreement" means the Credit Agreement, dated as of February 20, 2014, among EnLink Midstream, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto, and as further amended, restated, refinanced, replaced or refunded from time to time.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

        "General Partner" means EnLink Midstream GP, LLC, a Delaware limited liability company, and its successors as general partner of EnLink Midstream.

        "Indebtedness" of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

        "Permitted Liens" means:

  (1)
  liens upon rights-of-way for pipeline purposes;

  (2)
  easements, rights-of-way, restrictions and other similar encumbrances affecting real property and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of EnLink Midstream and its Subsidiaries;

  (3)
  rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of EnLink Midstream or any Subsidiary or the use thereof or the rights and interests of EnLink Midstream or any Subsidiary therein, in any manner under any and all laws;

  (4)
  rights reserved to the grantors of any properties of EnLink Midstream or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

  (5)
  any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien (including liens on property in the possession of storage facilities, pipelines or barges) incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings, if necessary, and any undetermined lien which is incidental to construction, development, improvement or repair;

  (6)
  any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

  (7)
  liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by EnLink Midstream or any of its Subsidiaries in good faith by appropriate proceedings;

  (8)
  banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and arising in the ordinary course of business;

  (9)
  liens on deposits required by any Person with whom the EnLink Midstream or any Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and liens of, or to secure performance of, leases, other than capital leases;

  (10)
  any lien in favor of EnLink Midstream or any Subsidiary;

  (11)
  any lien upon any property or assets of EnLink Midstream or any Subsidiary in existence on the date of the initial issuance of the notes;

  (12)
  any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations or to secure letters of credit with respect thereto;

  (13)
  liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business or to secure letters of credit with respect thereto;

  (14)
  any lien upon any property or assets created at the time of acquisition of such property or assets by EnLink Midstream or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

  (15)
  any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

  (16)
  any lien upon any property or assets existing thereon at the time of the acquisition thereof by EnLink Midstream or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of EnLink Midstream by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a

    Subsidiary and any additions thereto, proceeds thereof and property in replacement or substitution thereof;

  (17)
  liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which EnLink Midstream or the applicable Subsidiary has not exhausted its appellate rights;

  (18)
  any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (17) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of EnLink Midstream or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

  (19)
  any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of EnLink Midstream or any of its Subsidiaries.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means, whether owned or leased on the date of the initial issuance of the notes or thereafter acquired:

  (1)
  any pipeline assets of EnLink Midstream or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

  (2)
  any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by EnLink Midstream or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

  (a)
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

  (b)
  any such assets which, in the opinion of the board of directors of the General Partner are not material in relation to the activities of EnLink Midstream and its Subsidiaries taken as a whole.

        "Principal Subsidiary" means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

        "Subsidiary" means, as to any Person, (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or (2) any general or limited partnership or limited liability company, (a) the sole general partner or member of which is the Person or a Subsidiary of the Person or (b) if there is more than one general partner or member, either (i) the only managing general partners or managing members of such partnership or limited liability company are such Person or Subsidiaries of such Person or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other voting equities of such partnership or limited liability company, respectively.

        "Subsidiary Guarantor" means each Subsidiary of EnLink Midstream that guarantees the notes pursuant to the terms of the indenture but only so long as such Subsidiary is a guarantor with respect to the notes on the terms provided for in the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated and proposed thereunder, IRS rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

        This discussion is limited to holders purchasing the notes in this offering for cash at their "issue price" (the first price at which a substantial amount of the issue of notes is sold to purchasers other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and holding the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. In addition, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's particular circumstances, or to holders subject to special rules, including, without limitation:

  •
  dealers in securities or currencies;

  •
  traders in securities, commodities or currencies;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a hedge, straddle, conversion or other risk reduction transaction;

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  banks, insurance companies and other financial institutions;

  •
  regulated investment companies and real estate investment trusts;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons tendering 2018 Notes pursuant to the tender offer;

  •
  partnerships, S corporations or other pass-through entities; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If a partnership or other entity taxed as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of acquiring, holding and disposing of the notes.

        Investors considering the purchase of notes are urged to consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership or disposition of the notes under U.S. federal estate or gift tax laws, and the applicability and effect of state, local or foreign tax laws and tax treaties.

 Tax Consequences to U.S. Holders

        The following is a summary of certain material U.S. federal income tax considerations that will apply to you if you are a "U.S. holder" of the notes. The term "U.S. holder" means a beneficial owner of a note who or which is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity that is taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Taxation of Interest

        Stated interest paid or accrued on the notes generally will be taxable to you as ordinary income at the time such interest is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes. Thus, if you are on the accrual method of accounting for U.S. federal income tax purposes, stated interest on a note will be taxable to you as ordinary income at the time it accrues. If you are on the cash method of accounting for U.S. federal income tax purposes, stated interest on a note will be taxable to you as ordinary income at the time it is received.

Sale, Exchange or Disposition of Notes

        You will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between:

  •
  the amount realized upon the disposition of the note (less any amount attributable to accrued interest, which will be taxable as interest to the extent not already included in income); and

  •
  your adjusted tax basis in the notes.

        Your adjusted tax basis in a note generally will equal the amount that you paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by individuals, estates and trusts generally will be subject to a reduced rate of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        You may be subject to information reporting on interest on the notes and on the proceeds received upon the sale or other disposition (including a retirement or redemption) of the notes, and backup withholding also may apply to payments of such amounts. Certain U.S. holders, such as corporations, are generally not subject to information reporting or backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

  •
  fail to furnish a taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnish an incorrect TIN;

  •
  are notified by the IRS that you have failed properly to report payments of interest or dividends; or

  •
  fail to certify under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

        U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld as a credit against your U.S. federal income tax liability, if any, or you may claim a refund if you timely provide certain information to the IRS.

Tax Consequences to Non-U.S. Holders

        The following is a summary of certain material U.S. federal income tax considerations that will apply to you if you are a "non-U.S. holder" of the notes. A "non-U.S. holder" is a beneficial owner of a note that is an individual, corporation, estate or trust that is not a U.S. holder.

Taxation of Interest

        Interest paid on a note to you that is not effectively connected with your conduct of a U.S. trade or business generally will not be subject to U.S. federal income or withholding tax provided that:

  •
  you do not directly, indirectly, or constructively, own 10% or more of our capital or profits interests;

  •
  you are not a "controlled foreign corporation" that is related to us through actual or constructive ownership and you are not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  either (1) you certify in a statement provided to the applicable withholding agent, under penalties of perjury, that you are not a "United States person" within the meaning of the Code and provide your name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on your behalf certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and you, has received from you a statement, under penalties of perjury, that you are not a United States person and you provide the applicable withholding agent with a copy of such statement, or (3) you hold your note directly through a "qualified intermediary" and certain conditions are satisfied.

        If you do not qualify for the exemption from U.S. federal withholding tax described above you generally will be subject to U.S. federal withholding tax at the rate of 30% on payments of interest on the notes that are not effectively connected with the conduct by you of a trade or business in the United States. However, you may be entitled to a reduction in or an exemption from withholding tax on interest if you provide the applicable withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and your country of residence.

        If interest paid to you is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, you also maintain a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax, you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate. To claim the exemption, you must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by you of a trade or business within the United States.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, or Disposition of the Notes

        Any gain realized by you on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to U.S. federal income tax (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in "Consequences to Non-U.S. Holders—Taxation of Interest) unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment maintained by you in the United States); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If you recognize gain described in the first bullet point above, you will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if you were a U.S. holder, and if you are a foreign corporation, you may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). If you are a non-U.S. holder described in the second bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other disposition of the note, which may be offset by certain U.S. source capital losses, even though you are not considered a resident of the United States.

        You should consult your tax advisor regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        You generally will not be subject to backup withholding and information reporting with respect to payments of interest on the notes if you have provided the statement described above under "—Tax Consequences to Non-U.S. Holders—Taxation of Interest" and the applicable withholding agent does not have actual knowledge or reason to know that you are a "United States person," within the meaning of the Code. In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability, if any, or you may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Unearned Income Medicare Contribution Tax

        Certain holders who are individuals, estates or trusts will be required to pay a 3.8% unearned income Medicare contribution tax on interest on and capital gains from the sale or other disposition of the notes. You should consult your tax advisors regarding the effect, if any, of the Medicare contribution tax on your ownership and disposition of the notes

        The preceding discussion of material U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult their tax advisor regarding the particular federal, state, local and foreign tax consequences of purchasing, holding, and disposing of our notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes
Citigroup Global Markets Inc.	$41,333,000	$46,500,000	$36,167,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	41,333,000	46,500,000	36,167,000
RBC Capital Markets, LLC	41,334,000	46,500,000	36,166,000
BBVA Securities Inc.	20,000,000	22,500,000	17,500,000
BMO Capital Markets Corp.	20,000,000	22,500,000	17,500,000
Comerica Securities, Inc.	20,000,000	22,500,000	17,500,000
J.P. Morgan Securities LLC	20,000,000	22,500,000	17,500,000
Mitsubishi UFJ Securities (USA), Inc.	20,000,000	22,500,000	17,500,000
RBS Securities Inc.	20,000,000	22,500,000	17,500,000
U.S. Bancorp Investments, Inc.	20,000,000	22,500,000	17,500,000
Wells Fargo Securities, LLC	20,000,000	22,500,000	17,500,000
Barclays Capital Inc.	12,000,000	13,500,000	10,500,000
Credit Suisse Securities (USA) LLC	12,000,000	13,500,000	10,500,000
Deutsche Bank Securities Inc.	12,000,000	13,500,000	10,500,000
Goldman, Sachs & Co.	12,000,000	13,500,000	10,500,000
Morgan Stanley & Co. LLC	12,000,000	13,500,000	10,500,000
PNC Capital Markets LLC	12,000,000	13,500,000	10,500,000
UBS Securities LLC	12,000,000	13,500,000	10,500,000
Credit Agricole Securities (USA) Inc.	4,000,000	4,500,000	3,500,000
Fifth Third Securities, Inc.	4,000,000	4,500,000	3,500,000
The Huntington Investment Company	4,000,000	4,500,000	3,500,000
Raymond James & Associates, Inc.	4,000,000	4,500,000	3,500,000
Regions Securities LLC	4,000,000	4,500,000	3,500,000
Scotia Capital (USA) Inc.	4,000,000	4,500,000	3,500,000
SMBC Nikko Securities America, Inc.	4,000,000	4,500,000	3,500,000
SunTrust Robinson Humphrey, Inc.	4,000,000	4,500,000	3,500,000

Total	$400,000,000	$450,000,000	$350,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.360% of the principal amount of the 2019 notes, 0.400% of the principal amount of the 2024 notes and 0.525% of the principal amount of the 2044 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.200% of the principal amount of the 2019 notes, 0.250% of the principal amount of the 2024 notes and 0.300% of the principal amount of the 2044 notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per 2019 note	0.600%
Per 2024 note	0.650%
Per 2044 note	0.875%

        We estimate that our total expenses for this offering will be $400,000. The underwriters have agreed to reimburse us for certain expenses.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We expect that delivery of the notes will be made to investors on or about March 19, 2014, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Conflicts of Interest

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of each of the underwriters are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility, and certain affiliates of RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., Goldman, Sachs & Co. and Raymond James & Associates, Inc. are holders of our 2018 Notes. Accordingly, such underwriters and affiliates will receive a portion of the proceeds from this offering as a result of the repayment of borrowings under our revolving credit facility and the repurchase of our 2018 Notes. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying base prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to

Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

 LEGAL MATTERS

        The validity of the notes will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

AVAILABLE INFORMATION

        We file annual, quarterly and other reports and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at http://www.sec.gov.

        We make available free of charge on our internet website at www.enlink.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider such information as part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information that we file later with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC after the date of this prospectus supplement and until the termination of this offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  our Current Reports on Form 8-K filed on January 14, 2014, January 17, 2014, January 22, 2014, February 5, 2014, February 21, 2014, February 28, 2014, March 10, 2014 and March 11, 2014 (in each case to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.enlink.com, or by writing or calling us at the following address:

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

PROSPECTUS

EnLink Midstream Partners, LP

Debt Securities
Common Units
Partnership Securities

        The following securities may be offered under this prospectus:

  •
  Debt securities of EnLink Midstream Partners, LP;

  •
  Common units representing limited partner interests in EnLink Midstream Partners, LP; and

  •
  Partnership securities of EnLink Midstream Partners, LP.

        The securities we may offer:

  •
  will be offered at prices and on terms to be determined by market conditions and other factors at the time of our offerings and to be set forth in one or more accompanying prospectus supplements; and

  •
  may be offered separately or together, or in separate series.

        This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.

        Our common units are traded on the New York Stock Exchange under the symbol "ENLK."

        Investing in our securities involves risk. You should carefully consider the risk factors described under "Risk Factors" beginning on page 1 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2014

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus provides you with a general description of us and the securities offered under this prospectus, which we may sell in one or more offerings.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

        As used in this prospectus, "we," "us" and "our" and similar terms mean EnLink Midstream Partners, LP and its subsidiaries, including EnLink Midstream Holdings, LP ("Midstream Holdings"), unless the context indicates otherwise. Midstream Holdings was formerly a wholly-owned subsidiary of Devon Energy Corporation ("Devon"), and, under the acquisition method of accounting, it is considered the historical predecessor of our business because Devon obtained control of us through its control of EnLink Midstream, LLC and EnLink Midstream, LLC's indirect acquisition of our general partner on March 7, 2014.

ENLINK MIDSTREAM PARTNERS, LP

        EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) is a publicly traded Delaware limited partnership formed in 2002. We primarily focus on providing midstream energy services, including gathering, transmission, processing, fractionation and marketing, to producers of natural gas, NGLs, crude oil and condensate. We also provide crude oil, condensate and brine services to producers.

        Our general partner, EnLink Midstream GP, LLC, is a Delaware limited liability company and has ultimate responsibility for conducting our business and managing our operations.

        Our executive offices are located at 2501 Cedar Springs Rd., Dallas, Texas 75201, and our telephone number is (214) 953-9500.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors described in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are incorporated herein by reference and any other risk factors that may be described in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements that are based on information currently available to management as well as management's assumptions and beliefs. All statements, other than statements of historical fact, included in this prospectus constitute forward-looking statements, including but not limited to statements identified by the words "may," "will," "should," "plan," "predict," "anticipate," "believe," "intend," "estimate" and "expect" and similar expressions. Such statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. In addition to the specific uncertainties discussed elsewhere in this prospectus, the risk factors set forth in "Risk Factors" may affect our performance and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. We disclaim any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 RATIO OF EARNINGS TO FIXED CHARGES

        For the five fiscal years ended December 31, 2013, EnLink Midstream Holdings, LP Predecessor had no fixed charges and no preferred securities for which it was required to pay distributions. Accordingly, we have no ratio of earnings to fixed charges, and no ratio of earnings to combined fixed charges and preferred security distributions, to illustrate for this period.

 DESCRIPTION OF THE DEBT SECURITIES

        We will issue debt securities under an indenture among EnLink Midstream Partners, LP, any guarantors party thereto and a trustee that we will name in the related prospectus supplement. If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. The term "Trustee" as used in this prospectus refers to the trustee under any of the above indentures. References in this prospectus to an "Indenture" are to the particular indenture under which we may issue a series of debt securities, in each case as supplemented by a supplemental indenture that establishes the form and terms of that series of debt securities. Any series of debt securities that we may issue will be governed by the provisions of the related Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. When we offer and sell any particular series of our debt securities under this prospectus, we will file the supplemental indenture establishing the form and terms of that series as an exhibit to a Current Report on Form 8-K.

General

  The Debt Securities

        Any series of debt securities:

  •
  may be issued in fully registered form;

  •
  will be our general obligations; and

  •
  will be general obligations of any guarantors that guarantee the series.

        The Indenture will not limit the total amount of debt securities that may be issued. Debt securities of any series, however, will be issued only up to the aggregate amount authorized for such series and set forth in the prospectus supplement pertaining to that series.

        We will prepare a prospectus supplement and either an indenture supplement or a board resolution of our general partner and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the rates at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any option or conversion provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

  •
  whether the debt securities are entitled to the benefits of the guarantee of any guarantor;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  any changes to or additional Events of Default or covenants; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments on debt securities in certificated form may be made by check mailed to the registered holders or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or other governmental charge.

        Any funds paid to the Trustee or any paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

  The Subsidiary Guarantees

        Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more guarantors. The applicable prospectus supplement will describe the terms of any guarantee by the guarantors.

        The obligations of each guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the guarantor; and

  •
  any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee.

        The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited liability company or other equity interests in the guarantor (provided the sale, exchange or transfer is not prohibited by the Indenture);

  •
  automatically upon the merger of the guarantor into us or any other guarantor or the liquidation and dissolution of the guarantor; or

  •
  following delivery of a written notice of the release or discharge by us to the Trustee, upon the release or discharge of all guarantees by the guarantor of any debt of ours other than obligations arising under the Indenture and any debt securities issued thereunder, except a discharge or release by or as a result of payment under the guarantees.

        If a series of debt securities is guaranteed by the guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the guarantors will be subordinated to the senior indebtedness of the guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See "—Provisions Relating Only to the Subordinated Debt Securities—Subordinated Debt Securities Subordinated to Senior Indebtedness."

Certain Covenants

        The covenants set forth in the Indenture include the following:

        Payment of Principal, any Premium, Interest or Additional Amounts.    We will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms and the terms of the Indenture.

        Maintenance of Office or Agency.    We will maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer or exchange.

        Reports.    So long as any debt securities are outstanding, we will:

  •
  during such time as we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), file with the Trustee, within 15 days after we file the same with the SEC, unless such reports are available on the SEC's EDGAR filing system (or any successor thereto), copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  during such time as we are not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after we would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

        Additional Covenants.    Any additional covenants with respect to any series of debt securities will be set forth in the supplemental indenture or board resolution and officer's certificate and prospectus supplement relating thereto.

Events of Default, Remedies and Notice

  Events of Default

        Unless otherwise specified in a supplement to the Indenture, each of the following events will be an "Event of Default" under the Indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by us or, if the series of debt securities is guaranteed by the guarantors, by a guarantor to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture with respect to that series or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the guarantors, of the guarantors; or

  •
  if the series of debt securities is guaranteed by the guarantors: (i) any of the guarantees by the guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture; (ii) any of the guarantees by the guarantors is declared null and void in a judicial proceeding; or (iii) any guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notifies us of the default and such default is not cured within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing with respect to a series of debt securities, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the debt securities of that series, unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest on its own debt securities when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense to be incurred thereby;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the Indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

        Within 90 days after the occurrence of any default known to it, the Trustee must mail to each holder of debt securities of the affected series a notice of the default. Except in the case of a default in the payment of principal, premium or interest with respect to any series of debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        We may supplement or amend the Indenture without the consent of any holder of debt securities to, among other things:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of our obligations under the Indenture;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon us;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of our Senior Indebtedness;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee;

  •
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of the debt securities of any new series.

        In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in a currency other than that stated in the debt security;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  impair the right of any holder to receive payment of premium, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent; or

  •
  make any change in the waiver provisions.

        It shall not be necessary for the consent of the holders under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders becomes effective, we are required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance with certain restrictive provisions of the Indenture; and

  •
  any past default under the Indenture;

    except that such majority of holders may not waive a default:

    •
    in the payment of principal, premium or interest; or

    •
    in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

          (a)   either:

            (1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (2)   all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds cash, certain U.S. government obligations or a combination thereof, in such amounts as will be sufficient, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

          (b)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

          (c)   we have delivered to the Trustee an officers' certificate as to the sufficiency of the trust funds, without reinvestment, to pay the entire indebtedness of such debt securities at maturity.

        Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the Trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to transfer or exchange debt securities pursuant to the terms thereof and our obligations and the obligations of the Trustee to hold funds in trust and to apply such funds pursuant to the terms of the Indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Defeasance

        At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate our obligations specified in the Indenture, including those:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under the additional covenants established pursuant to the terms of a particular series of debt securities, which covenants are not described in the prospectus but will be described in the prospectus supplement applicable to such series, and any Event of Default resulting from a failure to observe such covenants.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to the fourth and sixth (and, with respect to any guarantor, the fifth) bullet points under "—Events of Default, Remedies and Notice—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, we must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no bankruptcy or default with respect to us has occurred and is continuing 91 days after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of the defeased series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

No Personal Liability

        None of our general partner nor any director, officer, employee, incorporator, manager or unitholder or other owner of equity of our general partner, our partnership or any guarantor, as such, will be liable for:

  •
  any of our obligations under the debt securities or the Indenture; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control in us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control in us.

Provisions Relating Only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of our and our guarantors' Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The Indenture respecting any series of subordinated debt securities will provide that no payment of principal, interest and any premium on the subordinated debt securities or any related guarantee may be made in the event:

  •
  we or our property or, if applicable to any series of outstanding debt securities, the guarantors or their property, is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the Indenture; or

  •
  any other default on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The Indenture respecting any series of subordinated debt securities will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  an Event of Default occurs and DTC notifies the Trustee of its decision to exchange the global debt security for certificated debt securities.

Governing Law

        Each Indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into each Indenture with a Trustee that is qualified to act under the Trust Indenture Act and with any other trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. Unless we otherwise specify in the applicable prospectus supplement, the

Trustee for each series of debt securities will be Wells Fargo Bank, National Association. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

  Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, the Trustee must either eliminate its conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if it is Our Creditor

        Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Annual Trustee Report to Holders of Debt Securities

        The Trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the Trustee's eligibility to serve as such, the priority of the Trustee's claims regarding certain advances made by it, and any action taken by the Trustee materially affecting the debt securities.

  Certificates and Opinions to be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee will be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF THE COMMON UNITS

        The common units represent limited partner interests in EnLink Midstream Partners, LP that entitle the holders to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and our general partner in and to partnership distributions, see "Cash Distribution Policy" in this prospectus. For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Income Tax Considerations." References in this "Description of the Common Units" to "we," "us" and "our" mean EnLink Midstream Partners, LP.

        Our outstanding common units are traded on the New York Stock Exchange under the symbol "ENLK."

        American Stock Transfer & Trust Company serves as registrar and transfer agent for our common units.

Transfer of Common Units

        Each purchaser of common units offered by this prospectus must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

  •
  agrees to comply with and be bound by the terms and conditions of, and to execute, our partnership agreement;

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  represents that the transferee has the right, capacity, power and authority to enter into the partnership agreement;

  •
  grants powers of attorney to officers of our general partner and any liquidator of us as specified in the partnership agreement; and

  •
  makes the consents and waivers contained in the partnership agreement.

        An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

        A transferee's broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

  •
  will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application; and

  •
  may not receive some federal income tax information or reports furnished to record holders of common units.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF THE PARTNERSHIP SECURITIES

Issuance of Additional Partnership Securities

        We may issue additional partnership securities and options, rights, warrants and appreciation rights relating to the partnership securities for any partnership purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as shall be established by our general partner in its sole discretion, all without the approval of the unitholders. In accordance with Delaware law and the provisions of our partnership agreement, any additional partnership interests that we issue may, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

        The following is a description of the general terms and provisions of our partnership securities. The particular terms of any series of partnership securities will be described in the applicable prospectus supplement and the amendment to our partnership agreement relating to that series of partnership securities, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of partnership securities. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

        Our general partner is authorized to approve the issuance of one or more series of partnership securities without further authorization of the unitholders and to fix the number of securities, the designations, rights, privileges, restrictions and conditions of any such series.

        The applicable prospectus supplement will set forth the number of securities, particular designation, relative rights and preferences and the limitations of any series of partnership securities in respect of which this prospectus is delivered. The particular terms of any such series will include the following:

  •
  the maximum number of securities to constitute the series and the designation and ranking thereof;

  •
  the annual distribution rate, if any, on securities of the series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities or otherwise;

  •
  whether the holders of the securities of the series will have any preemptive rights;

  •
  whether the securities of the series will be redeemable and, if so, the price and the terms and conditions on which the securities of the series may be redeemed, including the time during which securities of the series may be redeemed and any accumulated distributions thereof that the holders of the securities of the series will be entitled to receive upon the redemption thereof;

  •
  the liquidation preference, if any, applicable to securities of the series;

  •
  the terms and conditions, if any, on which the securities of the series will be convertible into, or exchangeable for, securities of any other class or classes of partnership securities, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

  •
  the voting rights, if any, of the securities of the series.

        Partnership securities will be fully paid and non-ssessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material U.S. federal income tax consequences relating to the purchase and ownership of the series of partnership securities offered by the prospectus supplement. The transfer agent, registrar and distributions disbursement agent for the partnership securities will be designated in the applicable prospectus supplement.

 DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is included as an exhibit to the registration statement of which this prospectus constitutes a part. We summarize certain other provisions of the partnership agreement elsewhere in this prospectus, including in "Description of the Common Units," "Cash Distribution Policy" and "Material Income Tax Considerations."

Organization and Duration

        We were organized on July 12, 2002 and will have a perpetual existence except as provided below under "—Termination and Dissolution."

Purpose

        Our purpose under the partnership agreement is limited to serving as a partner of the operating partnership and engaging in any business activities that may be engaged in by the operating partnership or that are approved by our general partner. The partnership agreement of the operating partnership provides that the operating partnership may, directly or indirectly, engage in:

  •
  operations of the assets owned by it immediately before our initial public offering and any similar assets or properties acquired by it;

  •
  any business activity approved by the general partner; or

  •
  any activity that enhances the operations of an activity that is described in either of the two preceding clauses or any other activity provided such activity does not affect the operating partnership's treatment as a partnership for Federal income tax purposes.

        Our general partner is authorized in general to perform all acts deemed necessary to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, the partnership agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or Delaware Act, and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in the operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following matters require the unitholder vote specified below. Certain significant decisions require approval by a "unit majority," which means a majority of the outstanding common units.

Matter	Vote Requirement
Issuance of additional units	No approval right.
Amendment of the partnership agreement

Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. See "—Merger, Sale or Other Disposition of Assets."
Amendment of the operating partnership agreement and other action taken by us as a limited partner of the operating partnership

Unit majority if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect. See "—Action Relating to the Operating Partnership."

Dissolution of our partnership	Unit majority. See "—Termination and Dissolution."
Reconstitution of our partnership upon dissolution	Unit majority. See "—Termination and Dissolution."
Withdrawal of the general partner	No approval right. See "—Withdrawal or Removal of our General Partner."
Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. See "—Withdrawal or Removal of our General Partner."
Transfer of the general partner interest	No approval right. See "—Transfer of General Partner Interests."
Transfer of incentive distribution rights	No approval right. See "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in the general partner	No approval right. See "—Transfer of Ownership Interests in our General Partner."

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities interests that, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

        Upon the issuance of additional partnership securities, our general partner may, but will not be required to, make additional capital contributions to maintain its then current general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its then current percentage interest, including its interest represented by common units or other equity securities that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

        General.    Amendments to the partnership agreement may be proposed only by or with the consent of our general partner, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as we describe below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in its sole discretion;

  •
  change the term of our partnership;

  •
  provide that our partnership is not dissolved upon an election to dissolve our partnership by our general partner that is approved by a unit majority; or

  •
  give any person the right to dissolve our partnership other than our general partner's right to dissolve our partnership with the approval of a unit majority.

        The provision of the partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class.

        No Unitholder Approval.    Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement;

  •
  a change that, in the sole discretion of our general partner, is necessary or advisable for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, the operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of our general partner is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

  •
  any amendment expressly permitted in the partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

  •
  any amendment that, in the discretion of our general partner, is necessary or advisable for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

  •
  a change in our fiscal year or taxable year and related changes; or

  •
  any other amendments substantially similar to any of the matters described in the preceding clauses.

        In addition, our general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee if those amendments, in the discretion of our general partner:

  •
  do not adversely affect the limited partners (or any particular class of limited partners as compared to other classes of limited partners) in any material respect;

  •
  are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which our general partner deems to be in our best interest and the best interest of our limited partners;

  •
  are necessary or advisable for any action taken by our general partner relating to splits or combinations of units under the provisions of the partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under "—No Unitholder Approval" should occur. No other amendments to the partnership agreement will become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners or cause us, the operating partnership or its subsidiaries to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such).

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

Action Relating to the Operating Partnership

        Without the approval of holders of units representing a unit majority, our general partner is prohibited from consenting on our behalf, as the limited partner of the operating partnership, to any amendment to the partnership agreement of the operating partnership or taking any action on our behalf permitted to be taken by a limited partner of the operating partnership, in each case that would adversely affect our limited partners (or any particular class of limited partners as compared to other classes of limited partners) in any material respect.

Merger, Sale or Other Disposition of Assets

        The partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries as a whole. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

        If conditions specified in the partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to change our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under the partnership agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  the sale, exchange or other disposition of all or substantially all of our assets and properties and our subsidiaries;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause, the holders of a unit majority may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in the partnership agreement by forming a new limited partnership on terms identical to those in the partnership agreement and having as general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership, the reconstituted limited partnership nor the operating partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in "Cash Distribution Policy—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of our General Partner

        Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. In addition, the partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Interests" below.

        Upon the voluntary withdrawal of our general partner, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution" above.

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of the general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

        The partnership agreement also provides that if EnLink Midstream GP, LLC is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time.

        In the event of removal of the general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of General Partner Interest

        At any time, our general partner may sell or transfer all or part its general partner interest in us without the approval of the unitholders. As a condition of this transfer, the transferee must assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, furnish an opinion of counsel regarding limited liability and tax matters.

Transfer of Ownership Interests in our General Partner

        At any time, the members of our general partner may sell or transfer all or part of their membership interests in the general partner without the approval of the unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder of incentive distribution rights may transfer its incentive distribution rights without the prior approval of the unitholders; provided, however, that the transferee must agree to be bound by the provisions of the partnership agreement.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove EnLink Midstream GP, LLC as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; and

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  the current market price as of the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his units in the market. Please read "Material Income Tax Considerations—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." If at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner or Assignee

        An assignee of a unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to units owned by an assignee that has not become a substitute limited partner at the written direction of the assignee. Transferees that do not execute and deliver a transfer application will be treated neither as assignees nor as record holders of units, and will not receive cash distributions, federal income tax allocations or reports furnished to holders of units. Please read "Description of the Common Units—Transfer of Common Units."

Non-citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-ind upon our liquidation.

Indemnification

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of a general partner or any departing general partner;

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  any person who is or was a member, partner, officer, director, employee, agent or trustee of us or the operating partnership or our or its respective subsidiaries, our general partner or any departing general partner or any affiliate of us or the operating partnership or our or its respective subsidiaries, the general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information will be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        The partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

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  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

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  copies of the partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

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  information regarding the status of our business and financial condition; and

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  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under the partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of EnLink Midstream GP, LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

        References in this "Cash Distribution Policy" to "we," "us" and "our" mean EnLink Midstream Partners, LP.

        General.    Within approximately 45 days after the end of each quarter, we will distribute all of our available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available Cash means, for any quarter ending prior to liquidation:

  •
  the sum of

  •
  all cash and cash equivalents of EnLink Midstream Partners, LP and its subsidiaries on hand at the end of that quarter; and

  •
  all additional cash and cash equivalents of EnLink Midstream Partners, LP and its subsidiaries on hand on the date of determination of available cash for that quarter resulting from working capital borrowings made after the end of that quarter;

  •
  less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to

  •
  provide for the proper conduct of the business of EnLink Midstream Partners, LP and its subsidiaries (including reserves for future capital expenditures and for future credit needs of EnLink Midstream Partners, LP and its subsidiaries) after that quarter;

  •
  comply with applicable law or any debt instrument or other agreement or obligation to which EnLink Midstream Partners, LP or any of its subsidiaries is a party or its assets are subject; and

  •
  provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters;

provided, however, that disbursements made by EnLink Midstream Partners, LP or any of its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

Operating Surplus and Capital Surplus

        General.    All cash distributed to unitholders will be characterized either as "operating surplus" or "capital surplus." We distribute available cash from operating surplus differently than available cash from capital surplus.

        Definition of Operating Surplus.    For any period operating surplus generally means:

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  our cash balance of $7.2 million at the closing of our initial public offering; plus

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  $8.9 million; plus

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  all of our cash receipts since the initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

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  working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

  •
  all of our operating expenditures since the initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures, and less

  •
  the amount of cash reserves that the general partner deems necessary or advisable to provide funds for future operating expenditures.

        Definition of Capital Surplus.    Capital surplus will generally be generated only by:

  •
  borrowings other than working capital borrowings;

  •
  sales of debt and equity securities; and

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  sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

        Characterization of Cash Distributions.    We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. While we do not anticipate that we will make any distributions from capital surplus in the near term, we may determine that the sale or disposition of an asset or business owned or acquired by us may be beneficial to our unitholders. If we distribute to you the equity we own in a subsidiary or the proceeds from the sale of one of our businesses, such a distribution would be characterized as a distribution from capital surplus.

Distributions of Available Cash from Operating Surplus

        We will make distributions of available cash from operating surplus in the following manner:

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  First, 100% to the general partner and the unitholders in accordance with their respective then-current percentage interests until we distribute for each outstanding unit an amount equal to $0.25 (the "minimum quarterly distribution") for that quarter;

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  Second, (A) to the general partner in accordance with its then-current percentage interest, (B) 13% to the holders of the incentive distribution rights, pro rata, and (C) to all unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (A) and (B) until each unitholder receives a total of $0.3125 per unit for that quarter (the "first target distribution");

  •
  Third, (A) to the general partner in accordance with its then-current percentage interest, (B) 23% to the holders of the incentive distribution rights, pro rata, and (C) to all unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (A) and (B) until each unitholder receives a total of $0.375 per unit for that quarter (the "second target distribution"); and

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  Thereafter, (A) to the general partner in accordance with its then-current percentage interest, (B) 48% to the holders of the incentive distribution rights, pro rata, and (C) to all unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (A) and (B).

Distributions from Capital Surplus

        How Distributions from Capital Surplus will be Made.    We will make distributions of available cash from capital surplus in the following manner:

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  First, (A) to the general partner in accordance with its then-current percentage interest and (B) to all unitholders holding common units, pro rata, a percentage equal to 100% less the general partner's percentage interest, until we distribute for each common unit that was issued in the initial public offering, an amount of available cash from capital surplus equal to the initial public offering price; and

  •
  Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        Effect of a Distribution from Capital Surplus.    The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units we will proportionately adjust the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price.

Distributions of Cash upon Liquidation

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

 MATERIAL INCOME TAX CONSIDERATIONS

        This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated under the Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to EnLink Midstream Partners, LP

        The following discussion does not comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, trusts, partnerships and entities treated like partnerships for federal income tax purposes, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs), employee benefit plans or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, and does not comment on local or foreign, tax consequences. Accordingly, we encourage each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions of Baker Botts L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinions of Baker Botts L.L.P. and are based on the accuracy of the representations made by us.

        For the reasons described below, Baker Botts L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (iii) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Common Units").

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and other products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status or the status of the operating partnership for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Code. Instead, we will rely on the opinion of Baker Botts L.L.P. on such matters. It is the opinion of Baker Botts L.L.P. that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below that:

  •
  We will be classified as a partnership for federal income tax purposes; and

  •
  The operating partnership will be classified as a partnership for federal income tax purposes.

        In rendering its opinion, Baker Botts L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Baker Botts L.L.P. has relied are:

  •
  Neither we nor the operating partnership has elected or will elect to be treated as a corporation; and

  •
  For every taxable year, more than 90% of our gross income has been and will be income of the type that Baker Botts L.L.P. has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Code; and

  •
  Each hedging transaction that we treat as resulting in qualifying income of the type has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas, or other products thereof that are held or to be held by us in activities that Baker Botts L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxed as a corporation for federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Baker Botts L.L.P.'s opinion that we will be classified as a partnership for federal income tax purposes.

Tax Treatment of Income Earned Through C Corporation Subsidiary

        A material portion of our taxable income is earned through a C corporation subsidiary. Such C corporation subsidiary is subject to federal income tax on it's taxable income at the corporate tax rate, which is currently a maximum of 35%, and will likely pay state (and possibly local) income tax at varying rates, on its taxable income. Any such entity level taxes will reduce the cash available for distribution to our unitholders. Distributions from such C corporation subsidiary will generally be taxed again to unitholders as dividend income to the extent of current and accumulated earnings and profits of such subsidiary. The maximum federal income tax rate applicable to such dividend income which is allocable to individuals currently is 20%. An individual unitholder's share of dividend and interest income from our C corporation subsidiary would constitute portfolio income that could not be offset by the unitholder's share of our other losses or deductions. The assets held or formerly held through our C corporation subsidiary have minimal tax basis. As a result, if such assets were to be sold by us, our C corporation subsidiary would recognize substantial amounts of taxable income on which it would owe corporate level tax.

Limited Partner Status

        Unitholders who have become limited partners of EnLink Midstream Partners, LP will be treated as partners of EnLink Midstream Partners, LP for federal income tax purposes. Also:

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  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

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  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of EnLink Midstream Partners, LP for federal income tax purposes.

        As there is no direct or indirect controlling authority addressing the federal income tax treatment of assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Baker Botts L.L.P.'s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please see "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the tax consequences of holding common units in EnLink Midstream Partners, LP

        The references to "unitholders" in the discussion that follows are to persons who are treated as partners in EnLink Midstream Partners, LP for federal income tax purposes.

Tax Consequences of Unit Ownership

        Flow-Through of Taxable Income.    Subject to the discussion below under "—Tax Treatment of Income Earned Through C Corporations" and the discussion below under "—Entity-Level Collections," we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. The income we allocate to unitholders will generally be taxable as ordinary income. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of our common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, the Unitholder will be required the recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities under Section 752 of the Code, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items," each as defined in the Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A unitholder's initial tax basis for his common units will generally equal the amount he paid for our common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities and decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder generally will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain Loss."

        Limitations on Deductibility of Losses.    The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at -risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such unitholders' tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder's at -risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  our interest expense attributed to income that is treated as portfolio income under the passive loss rules; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated in Notice 88-75, 1988-2 C.B. 386, that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of to income that is treated as portfolio income under the passive loss rules will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the common unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to certain other classes of units, or incentive distributions are made to the general partner, gross income will be allocated to the recipients to the extent of those excess distributions. If we have a net loss, that loss will be allocated first to the general partner and the common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner. Notwithstanding the foregoing, any items of loss or deduction that are attributable to compensatory transfers of stock, stock options or other property by our general partner or EnLink Midstream Partners, LP to any employee or other service provider will generally be specially allocated to the general partner.

        Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any assets contributed to us that exists at the time of such contribution (the difference described in clauses (i) and (ii) are together referred to in this discussion as the "Book—Tax Disparity"). The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will, as to those assets in respect of which we use the remedial method, be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of such offering. In the event we issue additional common units or engage in certain other transactions in the future, we will make "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations described above, to all holders of partnership interests immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required under the Section 704(c) principles described above, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election," "—Disposition of Common Units—Allocations Between Transferors and Transferees," and "Uniformity of Common Units," allocations under our partnership agreement will be given effect under Section 704 of the Code for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Baker Botts L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. We do not expect to generate significant tax preference items or adjustments. For 2014, the minimum tax rate for noncorporate taxpayers is 26% on the first $182,500 ($91,250 for married individuals filing separately) of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    The highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals currently is 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        Section 1411 of the Code imposes a 3.8% Medicare tax on certain investment income earned by certain individuals, estates and trusts for taxable years. For these purposes, investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net income from all investments, and (ii) the amount by which the unitholder's adjusted gross income exceeds (A) $250,000 (if unitholder is married and filing jointly or a surviving spouse), (B) $125,000 (if the unitholder is married and filing separately) or (C) $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        Section 754 Election.    We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "—Disposition of Common Units—Constructive Termination." The election will generally permit us to adjust a common unit purchaser's tax basis in our assets, or inside basis, under Section 743(b) of the Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us, including a purchaser of units in this offering. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets, or common basis, and (ii) his Section 743(b) adjustment to that basis.

        Where the remedial allocation method is adopted (which we have generally adopted as to all of our properties), the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property under Section 168 of the Internal Revenue Code whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the Section 704(c) built in gain. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, the general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Although Baker Botts L.L.P. is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of property that has a Book-Tax Disparity, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-mortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Common Units." A unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please see "—Disposition of Common Units—Recognition of Gain or Loss." The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

        Valuation and Tax Basis of Our Properties.    The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the amount of initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates of value and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20%. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled in Rev. Rul. 84-53, 1984-1 C.B. 159, that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Section 1259 of the Code can affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations as there is no direct or indirect controlling authority on this issue. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Baker Botts L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Notification Requirements.    A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a sale may lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

        Constructive Termination.    We will be considered to have terminated our partnership for federal income tax purposes upon the sale or exchange of our interests that, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and common unitholders could receive two Schedules K-1 if the relief discussed below is not available) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has recently announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests publicly traded partnership technical termination relief and the IRS grants such relief, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Common Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. Any non-uniformity could have an impact upon the value of our units. The timing of deductions attributable to Section 743(b) adjustments to the common basis of our assets with respect to persons purchasing units from another unitholder may affect the uniformity of our units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of property that has a Book-Tax Disparity, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please see "—Tax Consequences of Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please see "—Disposition of Common Units—Recognition of Gain Loss."

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under Rev. Rul. 91-32, 1991-1 C.B. 107, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. In this regard, substantially all of our assets (excluding the stock we own in our C corporation subsidiaries) are used in the conduct of a U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each taxable year (generally, the calendar year), specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Baker Botts L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Additional Withholding Requirements.    Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income") or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States paid to (i) a foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or otherwise qualifies for an exemption from this withholding. Under recently finalized Treasury Regulations, withholding only applies to payments of FDAP Income which are made after June 30, 2014, and to payments of relevant gross proceeds which are made after December 31, 2016. Non-U.S. and U.S. unitholders are encouraged to consult their own tax advisors regarding the possible implications of this legislation on their investment in our common units.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  whether the beneficial owner is:

  (1)
  a person that is not a U.S. person;

  (2)
  a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

  (3)
  a tax-exempt entity;

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  the amount and description of common units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

        Accuracy- Related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

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  for which there is, or was, "substantial authority"; or

  •
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Section 482 of the Code is 200% or more (or 50% or less) of the amount determined under Code Section 482 to be the correct amount of such price, or (c) the net Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

        In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

        Reportable Transactions.    If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-related Penalties";

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

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  in the case of a listed transaction, an extended statute of limitations.

    We do not expect to engage in any "reportable transactions."

Recent Legislative Developments

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One legislative proposal made during 2012 but which was not enacted would have eliminated the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. Please read "—Partnership Status." We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property and do business in several states, most of which impose personal income taxes on individuals. Most of these states also impose income tax on corporations and other entities. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, a unitholder may be required to file income tax returns and to pay income taxes in other jurisdictions in which we do business or own property, now or in the future, and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity—Level Collections." Based on current law and our estimate of our future operations, the general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Baker Botts L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in and outside the U.S. (1) through underwriters or underwriting syndicates led by one or more managing underwriters, (2) to or through brokers or dealers, (3) to or through agents, (4) directly to one or more purchasers, including our affiliates, (5) pursuant to delayed delivery contracts or forward contracts or (6) through a combination of any of these methods.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities from us;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Sales Through Agents

        We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Direct Sales

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery or Forward Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents,dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Other than the common units, which are listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

        Because FINRA views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with FINRA Rule 2310.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Baker Botts L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of EnLink Midstream Holdings, LP (Predecessor) as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's web site at http://www.sec.gov. We also make available free of charge on our website at http://www.enlink.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act

of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

  •
  our annual report on Form 10-K for the year ended December 31, 2013;

  •
  our current reports on Form 8-K filed on January 14, 2014, January 17, 2014, January 22, 2014, February 5, 2014, February 21, 2014, February 28, 2014 and March 10, 2014, respectively (in each case to the extent filed and not furnished); and

  •
  the description of our common units in our registration statement on Form 8-A (File No. 001-36340) filed pursuant to the Securities Exchange Act of 1934 on March 7, 2014.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's web site at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our internet website at www.enlink.com, or by writing or calling us at the following address:

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

$1,200,000,000

EnLink Midstream Partners, LP

$400,000,000 2.700% Senior Notes due 2019
$450,000,000 4.400% Senior Notes due 2024
$350,000,000 5.600% Senior Notes due 2044

P R O S P E C T U S    S U P P L E M E N T

March 12, 2014

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup		RBC Capital Markets
BBVA	BMO Capital Markets	Comerica Securities	J.P. Morgan
Mitsubishi UFJ Securities	RBS	US Bancorp	Wells Fargo Securities

Senior Co-Managers

Barclays	Credit Suisse	Deutsche Bank Securities	Goldman, Sachs & Co.
Morgan Stanley	PNC Capital Markets LLC		UBS Investment Bank

Junior Co-Managers

Credit Agricole CIB	Fifth Third Securities	Huntington Investment Company	Raymond James
Regions Securities LLC	Scotiabank	SMBC Nikko	SunTrust Robinson Humphrey